EXHIBIT 7

                                AMENDMENT NO. 2


               AMENDMENT NO. 2, dated as of August 11, 1998 (the "Amendment"), to the Agreement and Plan of Merger among Cable Michigan, Inc. (the "Company"), Avalon Cable of Michigan Holdings Inc. ("Buyer"), and Avalon Cable of Michigan Inc. ("Merger Subsidiary") dated June 3, 1998, amended and restated July 15, 1998 (as amended from time to time, the "Agreement").


                                  WITNESSETH:

               WHEREAS, the Company, Buyer and Merger Subsidiary have agreed that the Agreement be amended in the manner provided for in this Amendment,

               NOW, THEREFORE, the parties hereto hereby agree as follows:

            1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings given them in the Agreement. References in the Agreement to the "Agreement" or "this Agreement" and other similar references shall be deemed to refer to the Agreement as amended hereby.

            2. Amendment to the Agreement. Article 7 of the Agreement is hereby amended by replacing the words "$11.00 per share" in Section 7.07, wherever they appear therein, with the words "$12.00 per share".

            3. Representations and Warranties of the Company. The Company hereby represents and warrants to Buyer and to Merger Subsidiary that the execution, delivery and performance by the Company of this Amendment and the consummation by the Company of the transactions contemplated hereby are within the Company's corporate powers, and have been duly authorized by all necessary corporate and shareholder action. This Amendment constitutes a valid and binding agreement of the Company.

            4. Representations and Warranties of Buyer and Merger Subsidiary. Each of Buyer and Merger Subsidiary hereby represents and warrants to the Company that the execution, delivery and performance by such person of this Amendment and the consummation by such person of the transactions contemplated hereby are within such person's corporate powers and have been duly authorized by all necessary corporate and shareholder action. This Amendment constitutes a valid and binding agreement of Buyer or Merger Subsidiary, as the case may be.

            5.  Miscellaneous.

                  (a) This Amendment is limited to the matters expressly set forth herein. Except as expressly amended, modified and supplemented hereby, the provisions of the Agreement are and shall remain in full force and effect.

                  (b) This Amendment shall be construed in accordance with and governed by the law of the State of New York.

                  (c) This Amendment may be signed in two or more counterparts, each of which shall be an original, but all of which together constitute one and the same agreement. This Amendment shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.


               IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers as of the day and year first above written.

                              CABLE MICHIGAN, INC.


                              By:/s/ Mark Haverkate
                                 --------------------------------
                                 Name:   Mark Haverkate
                                 Title:  President and Chief Operating Officer


                              AVALON CABLE OF MICHIGAN
                                   HOLDINGS INC.


                              By:/s/ Peggy Koenig
                                 --------------------------------
                                 Name:   Peggy Koenig
                                 Title:  President and Secretary


                              AVALON CABLE OF MICHIGAN INC.


                              By:/s/ Peggy Koenig
                                 --------------------------------
                                 Name:   Peggy Koenig
                                 Title:  President and Secretary